Exhibit 2(d)


                       List of Omitted Schedules/Exhibits


Schedule 2.4              -        Allocation of Purchase Price
Schedule 4.7              -        Assets and Liabilities Retained by Michael
                                   Caruso & Co., Inc.
Schedule 4.11             -        Liens
Schedule 5.2              -        Names, Addresses of Record and Beneficial
                                   Stock Ownership of all shareholders of
                                   Michael Caruso & Co., Inc.
Schedule 5.3              -        Interests in Other Entities Owned by Michael
                                   Caruso & Co., Inc.
Schedule 5.7              -        Liabilities and Obligations of Michael Caruso
                                   & Co., Inc.
Schedule 5.8              -        Real Property and Tangible Personal Property
Schedule 5.9              -        Claims of All Kinds Against Michael Caruso &
                                   Co., Inc.
Schedule 5.11             -        All Intellectual Property of Michael Caruso &
                                   Co., Inc.
Schedule 5.16             -        Contracts Retained by Michael Caruso & Co.,
                                   Inc.
Schedule 5.17             -        Governmental Approvals and Other
                                   Authorization Needed to Own or Operate the
                                   Business of Michael Caruso & Co., Inc.
Schedule 5.18             -        Violations of Environmental Law by Michael
                                   Caruso & Co., Inc.
Schedule 6.2              -        Shareholders
Schedule 8.2              -        "Made but not Ordered Goods"

NOTE TO SCHEDULES:                 Each Schedule shall be deemed to include all
                                   other Schedules

Exhibit C                 -        Lock-Up Agreement
Exhibit D                 -        Opinion Letter from Counsel for Michael
                                   Caruso & Co., Inc.
Exhibit E                 -        Opinion Letter from Counsel for Candie's,
                                   Inc. and Licensing Acquisition Corp.


Copies of any of the Schedules and/or Exhibits listed above will be furnished to the Securities and Exchange Commission on request.